UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2019
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Dr. Lebel Employment Agreement
On June 19, 2019, Dr. Francois Lebel, the Chief Medical Officer of Spectrum Pharmaceuticals, Inc. (the “Company”), was designated as a Section 16 officer under the Securities Exchange Act of 1934, as amended. As a result, on the same date the Company entered into a new employment agreement (the “Employment Agreement”) with Dr. Lebel, effective as of June 19, 2019 and with a term of five years.
Pursuant to the Employment Agreement, Dr. Lebel will be entitled to receive an annual base salary of $520,000 as compensation for his services. Dr. Lebel will also be eligible to receive an annual cash bonus equal to 50% of his salary, based on the performance of the Company and Dr. Lebel’s performance relative to performance objectives or other metrics the board of directors of the Company (the “Board”) may deem appropriate.
In the event of a termination other than a termination following a Change of Control (as defined in the Employment Agreement), if Dr. Lebel is terminated by the Company for Cause (as defined in the Employment Agreement), or if Dr. Lebel terminates his employment without Good Reason (as defined in the Employment Agreement), he will be entitled to any unpaid base salary and benefits accrued through the date of termination.
In the event of a termination other than a termination following a Change of Control, if Dr. Lebel is terminated by the Company without Cause, or if he terminates his employment with Good Reason, he will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as a lump sum payment equal to two years of base salary and two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for him and his dependents under the Company’s existing health and benefit plans. Dr. Lebel will also immediately vest in all options, restricted stock and other equity incentive compensation, and will vest in his performance-based awards pro rata based on the target award for such performance-based awards and the number of days he was employed by the Company during the applicable performance period, irrespective of actual performance.
Within 12 months following a Change of Control, if Dr. Lebel is terminated by the Company without Cause, or if he terminates his employment with Good Reason, he will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as two years of base salary (to be paid monthly over a 24-month period following termination) and a lump sum payment equal to two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for him and his dependents under the Company’s existing health and benefit plans. Dr. Lebel will also vest in all options, restricted stock and other equity incentive compensation immediately upon consummation of the Change of Control, and will vest in his performance-based awards pro rata based on the target award for such performance-based awards and the number of days he was employed by the Company before the Change of Control during the applicable performance period, irrespective of actual performance.
All severance payments due to Dr. Lebel’s termination without Cause or with Good Reason are subject to the execution and delivery of a general waiver and release of claims within 90 days of the date of termination.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2019.
In connection with the execution of the Employment Agreement, Dr. Lebel has been granted performance awards under the Company’s 2018 Long-Term Incentive Plan, including: (i) options to purchase up to 125,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) with a per share exercise price equal to $8.48, or the closing sales price of the Company’s Common Stock on June 18, 2019, and a three-year vesting period with one-fourth of the options vesting on the date of grant and the remainder of the options vesting in three equal annual installments on the successive anniversaries of the date of grant thereafter; (ii) 50,000 shares of restricted stock, one-third of which will vest on each of June 19, 2020, 2021 and 2022; and (iii) 50,000 performance units, all of which shall vest upon the achievement of total stockholder return goals pursuant to the terms set forth in the agreement evidencing such performance units.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held the 2019 annual meeting of stockholders (the “Annual Meeting”) on June 19, 2019 at the Company’s corporate headquarters located at 11500 S. Eastern Avenue, Suite 240, Henderson, Nevada 89052. As of the close of business on April 22, 2019, the record date for the Annual Meeting, a total of 111,951,027 shares were outstanding and entitled to vote, of which a total of 92,770,438 shares were present in person or by proxy at the Annual Meeting constituting a quorum for the conduct of business thereat.
The following sets forth detailed information regarding the voting results at the Annual Meeting for each of the matters voted upon by the stockholders. These matters are described in more detail in the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 23, 2019 (the “Proxy Statement”).
Proposal No. 1:
The Company’s stockholders elected each of the seven nominees named below to serve on the Board for a one-year term expiring at the annual meeting of stockholders in 2020 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William L. Ashton	71,304,633	2,896,907	18,470,632
Raymond W. Cohen	52,677,903	21,521,495	18,470,632
Elizabeth A. Czerepak	71,297,792	2,722,797	18,470,632
Joseph W. Turgeon	71,386,608	2,820,987	18,470,632
Jeffrey L. Vacirca	71,434,814	2,757,376	18,470,632
Dolatrai M. Vyas	71,366,160	2,839,944	18,470,632
Bernice R. Welles	71,423,096	2,778,624	18,470,632

Proposal No. 2:
The Company’s stockholders approved by advisory vote the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,349,009	3,825,471	125,326	18,470,632

Proposal No. 3:
The Company’s stockholders approved the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,842,270	815,215	112,953	0

Item 8.01    Other Events.
On June 19, 2019, the Board, pursuant to Article IV of the Company's bylaws, appointed William L. Ashton to serve as Chairman of the Board, effective immediately. Mr. Ashton is replacing Dr. Stuart M. Krassner, who did not stand for re-election as a director at the Company's Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: June 21, 2019	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer